Exhibit 99.1

OUTFRONT Media Reports Third Quarter 2026 Results

Revenues of $511.1 million

Operating income of $102.8 million

Net income attributable to OUTFRONT Media Inc. of $64.8 million

Adjusted OIBDA of $145.3 million

AFFO attributable to OUTFRONT Media Inc. of $102.9 million

Quarterly dividend of $0.33 per share, payable December 31, 2026

NEW YORK, November 5, 2026 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended September 30, 2026.

“Our third quarter revenues grew over 9% given broad strength across all aspects of our business, and resulted in healthy Adjusted OIBDA and AFFO growth,” said Nick Brien, Chief Executive Officer of OUTFRONT Media. “We currently expect 2026 will be a double-digit revenue growth year, reflecting our focused execution and IRL’s re-emergence as an integral part of advertisers’ marketing campaigns.”

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in Millions, except per share amounts	2026	2025	2026	2025
Revenues	$511.1	$467.5	$1,463.2	$1,318.4
Operating income	102.8	89.9	274.8	160.0
Adjusted OIBDA	145.3	137.2	406.0	325.5
Net income (loss) before allocation to redeemable and non-redeemable noncontrolling interests	65.1	51.4	162.1	50.2
Net income (loss)[1]	64.8	51.3	161.4	50.2
Net income (loss) per share[1,2,3]	$0.36	$0.29	$0.91	$0.26
Funds From Operations (FFO)[1]	105.6	99.7	292.6	196.6
Adjusted FFO (AFFO)[1]	102.9	98.0	284.7	208.2
Shares outstanding[3]	177.6	176.3	177.4	168.1
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) References to "Net income (loss)", “FFO” and “AFFO” mean "Net income (loss) attributable to OUTFRONT Media Inc.", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 2) References to “per share” mean per common share for diluted earnings per weighted average share; 3) Diluted weighted average shares outstanding.

Third Quarter 2026 Results

Consolidated Results
Reported revenues of $511.1 million increased $43.6 million, or 9.3%, for the third quarter of 2026 as compared to the same prior-year period.

Total operating expenses of $242.9 million increased $12.2 million, or 5.3%, compared to the same prior-year period, due primarily to higher variable billboard property lease expenses, higher variable transit franchise expenses driven by higher Transit revenues outside of New York and higher guaranteed minimum annual payments to the New York Metropolitan Transportation Authority (the “MTA”) due to inflation and higher site-related costs, partially offset by lower production expenses.

Selling, General and Administrative expenses (“SG&A”) of $129.5 million increased $24.3 million, or 23.1%, compared to the same prior-year period, due primarily to higher compensation-related expenses, higher professional fees, including software and technology expenses, a higher allowance for bad debt and higher client entertainment expenses, partially offset by the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees.

Adjusted OIBDA of $145.3 million increased $8.1 million, or 5.9%, compared to the same prior-year period.

Segment Results

Billboard
Reported billboard segment revenues of $373.7 million increased $20.9 million, or 5.9%, compared to the same prior-year period, reflecting an increase in average revenue per display (yield), including the impact of programmatic and direct sale advertising platforms on digital billboard revenues, and revenues related to the 2026 Federation Internationale de Football Association (“FIFA”) World Cup.

Operating expenses increased $7.3 million, or 4.9%, due primarily to higher variable billboard property lease expenses, higher site-related costs and higher compensation-related expenses, partially offset by lower production expenses.

SG&A expenses increased $13.4 million, or 21.0%, primarily driven by higher professional fees, including software and technology expenses, higher compensation-related expenses, and a higher allowance for bad debt.

Adjusted OIBDA of $139.5 million increased $0.2 million, or 0.1%, compared to the same prior-year period.

Transit
Reported transit segment revenues of $135.3 million increased $22.9 million, or 20.4%, compared to the same prior-year period, due primarily to an increase in average revenue per display (yield) and revenues related to the 2026 FIFA World Cup, partially offset by the impact of new and lost transit franchise contracts.

Operating expenses increased $5.1 million, or 6.5%, due primarily to higher variable transit franchise expenses driven by higher Transit revenues outside of New York, higher guaranteed minimum annual payments to the MTA due to inflation and higher display production costs.

SG&A expenses increased $4.6 million, or 26.0%, due primarily to higher professional fees, including software and technology expenses, higher compensation-related expenses, including commissions, a higher allowance for bad debt, and higher credit card usage by customers.

Adjusted OIBDA of $28.9 million increased $13.2 million, or 84.1%, compared to the same prior-year period.

Other
Reported revenues decreased $0.2 million, or 8.7%, operating expenses decreased $0.2 million, or 10.5%, and Adjusted OIBDA was flat, compared to the same prior-year period, due primarily to a decrease in third-party digital equipment sales.

Corporate
Corporate expenses, excluding restructuring charges, a net loss on disposition of non-real estate assets and stock-based compensation, increased $5.3 million, or 29.1%, compared to the same prior-year period to $23.5 million, due primarily to higher compensation-related expenses and professional fees, partially offset by the impact of market fluctuations on an unfunded equity-linked retirement plan offered by the Company to certain employees.

Interest Expense
Net interest expense in the third quarter of 2026 was $36.9 million, including amortization of deferred financing costs of $1.3 million, as compared to $37.0 million, including amortization of deferred financing costs of $1.4 million, in the same prior-year period. The weighted average cost of debt was 5.5% as of September 30, 2026 and 5.4% as of September 30, 2025.

Income Taxes
The provision for income taxes increased $0.1 million in the third quarter of 2026 compared to the same prior-year period. Cash paid for income taxes in the nine months ended September 30, 2026 was $3.7 million.

Net Income Attributable to OUTFRONT Media Inc.
Net income attributable to OUTFRONT Media Inc. increased $13.5 million, or 26.3%, in the third quarter of 2026 compared to the same prior-year period. Diluted weighted average shares outstanding were 177.6 million for the third quarter of 2026 compared to 176.3 million for the same prior-year period. Net income per common share for diluted earnings per weighted average share was $0.36 in the third quarter of 2026 compared to $0.29 in the same prior-year period.

FFO
FFO attributable to OUTFRONT Media Inc. was $105.6 million in the third quarter of 2026, an increase of $5.9 million, or 5.9%, from the same prior-year period, driven primarily by higher Adjusted OIBDA.

AFFO
Starting at the end of 2025, we modified our calculation of AFFO to include amortization of direct lease acquisition costs instead of cash paid for direct lease acquisition costs, as management believes that this calculation of AFFO is a more appropriate measure of performance period-over-period and consistent with how we calculate FFO. Accordingly, relevant prior periods have been recast to conform to this presentation.

AFFO attributable to OUTFRONT Media Inc. was $102.9 million in the third quarter of 2026, an increase of $4.9 million, or 5.0%, from the same prior-year period, due primarily to higher Adjusted OIBDA.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $311.6 million for the nine months ended September 30, 2026, increased $122.1 million, or 64.4%, compared to $189.5 million in the same prior-year period, due primarily to higher net income, as adjusted for non-cash items, and the timing of accounts receivables and a decrease in accounts payable and accrued expenses, partially offset by a decrease in deferred revenues. Total capital expenditures decreased $3.3 million, or 5.2%, to $60.7 million for the nine months ended September 30, 2026, compared to the same prior-year period, due primarily to decreased spending on office remodels, digital displays and billboard display upgrades, partially offset by the timing of payments.

Dividends
In the nine months ended September 30, 2026, we paid cash dividends of $164.4 million on our common stock and vested restricted share units granted to employees. We announced on November 5, 2026, that our board of directors has declared a quarterly cash dividend on our common stock of $0.33 per share payable on December 31, 2026, to stockholders of record at the close of business on December 4, 2026.

Balance Sheet and Liquidity
As of September 30, 2026, our liquidity position included unrestricted cash of $74.1 million and $494.9 million of availability under our $500.0 million revolving credit facility, net of $5.1 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility, and $50.0 million of additional availability under our accounts receivable securitization facility. During the three months ended September 30, 2026, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. Total indebtedness as of September 30, 2026 was $2.5 billion, excluding $18.9 million of deferred financing costs, and includes a $500.0 million term loan, $450.0 million of senior secured notes, $1.5 billion of senior unsecured notes and $100.0 million of borrowings under our accounts receivable securitization facility.

MTA Agreement
Based on the recent performance of our MTA assets, the Company currently expects to recoup some, but not all, MTA equipment deployment costs incurred prior to December 31, 2025, and does not currently expect to recoup current period or future MTA equipment deployment costs, even in periods when revenues under our current agreement with the MTA (as amended, the “MTA Agreement”) exceed the minimum annual guarantee threshold. Under the Company’s current accounting treatment, revenues above the minimum annual guarantee threshold are deemed to first recoup the earliest unrecovered equipment deployment costs under a first-dollar convention. Because the Company does not currently expect to recoup all deployment costs incurred over the life of the MTA Agreement, expected recoupment is attributed to the earliest unrecovered investments first. As a result, current period and future MTA equipment deployment costs will continue to be recorded as intangible assets rather than prepaid MTA equipment deployment costs, consistent with the Company’s treatment of such costs since 2023. For additional information, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which the Company expects to file tomorrow.

Conference Call
We will host a conference call to discuss the results on November 5, 2026, at 4:30 p.m. Eastern Time. The conference call numbers are 833-461-5787 (U.S. callers) and 585-542-9983 (International callers) and the passcode for both is 917722986. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.outfront.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.outfront.com.

About OUTFRONT Media Inc.
OUTFRONT is one of the largest and most trusted out-of-home media companies in the U.S., helping brands connect with audiences in the moments and environments that matter most. As OUTFRONT evolves, it’s defining a new era of in-real-life (IRL) marketing, turning public spaces into platforms for creativity, connection, and cultural relevance. With a nationwide footprint across billboards, digital displays, transit systems, and other out-of-home formats, OUTFRONT turns creative into powerful real-world experiences. Its award-winning in-house creative agency, OUTFRONT STUDIOS, delivers standout storytelling, supported by advanced technology and data tools that can drive measurable impact.

Contacts:

Investors	Media
Stephan Bisson	Caitlin Kelly
Investor Relations	Vice President, Communications
(212) 297-6573	(843) 817-0330
stephan.bisson@outfront.com	press@outfront.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, restructuring charges and stock-based compensation. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlights operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “FFO” and “AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and redeemable and non-redeemable noncontrolling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include amortization of direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, a net loss on disposition of non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our redeemable and non-redeemable noncontrolling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation or as a substitute for operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-5 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our ability to operate our digital display platform; losses and costs resulting from recalls and product liability, warranty and intellectual property claims; our ability to obtain and renew key municipal contracts on favorable terms; taxes, fees and registration requirements; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; environmental, health and safety laws and regulations; expectations relating to environmental, social and governance considerations; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; the ability of our board of directors to cause us to issue additional shares of stock without common stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive investments or business opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; the ability of our board of directors to revoke our REIT election at any time without stockholder approval; the Internal Revenue Service may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Revenues	$511.1	$467.5	$1,463.2	$1,318.4
Expenses:
Operating	242.9	230.7	716.5	683.5
Selling, general and administrative	129.5	105.2	359.8	330.5
Restructuring charges	—	0.3	—	20.1
Net (gain) loss on dispositions	(1.9)	1.4	(0.6)	2.6
Depreciation	20.0	22.4	60.7	69.6
Amortization	17.8	17.6	52.0	52.1
Total expenses	408.3	377.6	1,188.4	1,158.4
Operating income	102.8	89.9	274.8	160.0
Interest expense, net	(36.9)	(37.0)	(109.1)	(109.5)
Loss on extinguishment of debt	—	(0.6)	(1.4)	(0.6)
Income before provision for income taxes and equity in earnings of investee companies	65.9	52.3	164.3	49.9
Provision for income taxes	(1.3)	(1.2)	(2.6)	(1.9)
Equity in earnings of investee companies, net of tax	0.5	0.3	0.4	2.2
Net income before allocation to redeemable and non-redeemable noncontrolling interests	65.1	51.4	162.1	50.2
Net income attributable to redeemable and non-redeemable noncontrolling interests	0.3	0.1	0.7	—
Net income attributable to OUTFRONT Media Inc.	$64.8	$51.3	$161.4	$50.2

Net income per common share:
Basic	$0.37	$0.29	$0.92	$0.26
Diluted	$0.36	$0.29	$0.91	$0.26

Weighted average shares outstanding:
Basic	176.1	167.2	175.9	166.9
Diluted	177.6	176.3	177.4	168.1

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	September 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$74.1	$99.9
Receivables, less allowance ($28.6 in 2026 and $23.2 in 2025)	346.0	365.7
Prepaid lease and franchise costs	2.4	5.1
Other prepaid expenses	24.7	21.9
Other current assets	8.9	11.1
Total current assets	456.1	503.7
Property and equipment, net	639.5	643.8
Goodwill	2,006.4	2,006.4
Intangible assets	591.2	612.0
Operating lease assets	1,584.0	1,521.5
Other assets	32.5	24.2
Total assets	$5,309.7	$5,311.6

Liabilities:
Current liabilities:
Accounts payable	$38.3	$50.2
Accrued compensation	62.6	78.3
Accrued interest	28.4	35.1
Accrued lease and franchise costs	78.0	72.2
Other accrued expenses	75.1	57.0
Deferred revenues	47.3	57.7
Short-term debt	100.0	—
Short-term operating lease liabilities	179.2	172.9
Other current liabilities	22.9	21.9
Total current liabilities	631.8	545.3
Long-term debt, net	2,430.4	2,583.4
Asset retirement obligation	33.1	34.0
Operating lease liabilities	1,439.1	1,374.7
Other liabilities	41.5	40.3
Total liabilities	4,575.9	4,577.7

Commitments and contingencies

Redeemable noncontrolling interests	26.8	22.0
Stockholders’ equity:
Common stock (2026 - 450.0 shares authorized, and 176.2 shares issued and outstanding; 2025 - 450.0 shares authorized, and 175.2 issued and outstanding)	1.8	1.8
Additional paid-in capital	2,617.3	2,619.3
Distribution in excess of earnings	(1,913.6)	(1,910.8)
Accumulated other comprehensive loss	0.1	0.1
Total stockholders’ equity	705.6	710.4
Noncontrolling interests	1.4	1.5
Total liabilities and equity	$5,309.7	$5,311.6

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Nine Months Ended
	September 30,
(in millions)	2026	2025
Operating activities:
Net income attributable to OUTFRONT Media Inc.	$161.4	$50.2
Adjustments to reconcile net income to net cash flow provided by operating activities:
Net income attributable to redeemable and non-redeemable noncontrolling interests	0.7	—
Depreciation and amortization	112.7	121.7
Stock-based compensation	19.1	23.3
Provision for doubtful accounts	8.7	4.0
Accretion expense	2.2	2.1
Net (gain) loss on dispositions	(0.6)	2.6
Loss on extinguishment of debt	1.4	0.6
Equity in earnings of investee companies, net of tax	(0.4)	(2.2)
Distributions from investee companies	0.5	0.4
Amortization of deferred financing costs and debt discount and premium	4.0	4.4
Change in assets and liabilities, net of investing and financing activities:
(Increase) decrease in receivables	11.0	(5.0)
Increase in prepaid expenses and other current assets	(1.3)	(3.4)
Decrease in accounts payable and accrued expenses	(5.5)	(10.1)
Increase in operating lease assets and liabilities	10.7	11.7
Decrease in deferred revenues	(10.4)	(0.4)
Decrease in income taxes	(1.1)	(0.1)
Other, net	(1.5)	(10.3)
Net cash flow provided by operating activities	311.6	189.5

Investing activities:
Capital expenditures	(60.7)	(64.0)
Acquisitions	(21.8)	(10.4)
MTA franchise rights	(13.3)	(15.5)
Net proceeds from dispositions	7.4	1.1
Investment in investee companies	(8.0)	—
Return of investments in investee companies	—	1.5
Net cash flow used for investing activities	(96.4)	(87.3)

Financing activities:
Proceeds from long-term debt borrowings	500.0	499.4
Repayments of long-term debt borrowings	(650.0)	(400.0)
Proceeds from borrowings under short-term debt facilities	100.0	90.0
Repayments of borrowings under short-term debt facilities	—	(100.0)
Payments of deferred financing costs	(7.4)	(4.6)
Taxes withheld for stock-based compensation	(19.2)	(13.2)
Dividends	(164.4)	(157.7)
Net cash flow used for financing activities	(241.0)	(86.1)

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 14

	Nine Months Ended
	September 30,
(in millions)	2026	2025
Net increase (decrease) in cash and cash equivalents	(25.8)	16.1
Cash and cash equivalents at beginning of period	99.9	46.9
Cash and cash equivalents at end of period	$74.1	$63.0

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3.7	$2.0
Cash paid for interest	113.6	115.9

Non-cash investing and financing activities:
Accrued purchases of property and equipment	2.9	7.7
Accrued MTA franchise rights	2.0	1.8
Taxes withheld for stock-based compensation	0.5	3.3

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended September 30, 2026
(in millions, except percentages)	Billboard	Transit		Other	Corporate	Consolidated
Revenues	$373.7	$135.3		$2.1	$—	$511.1

Operating income (loss)	$110.9	$23.6		$0.4	$(32.1)	$102.8
Net (gain) loss on dispositions	(3.9)	—		—	2.0	(1.9)
Depreciation	17.6	2.4		—	—	20.0
Amortization	14.9	2.9		—	—	17.8
Stock-based compensation	—	—		—	6.6	6.6
Adjusted OIBDA	$139.5	$28.9		$0.4	$(23.5)	$145.3

Adjusted OIBDA margin	37.3%	21.4%		19.0%	*	28.4%

	Three Months Ended September 30, 2025
(in millions, except percentages)	Billboard	Transit		Other	Corporate	Consolidated
Revenues	$352.8	$112.4		$2.3	$—	$467.5

Operating income (loss)	$103.0	$10.3		$0.4	$(23.8)	$89.9
Restructuring charges	0.2	0.1		—	—	0.3
Net loss on dispositions	—	1.4		—	—	1.4
Depreciation	20.5	1.9	``	—	—	22.4
Amortization	15.6	2.0		—	—	17.6
Stock-based compensation	—	—		—	5.6	5.6
Adjusted OIBDA	$139.3	$15.7		$0.4	$(18.2)	$137.2

Adjusted OIBDA margin	39.5%	14.0%		17.4%	*	29.3%

	Nine Months Ended September 30, 2026
(in millions, except percentages)	Billboard	Transit	Other	Corporate	Consolidated
Revenues	$1,086.0	$370.9	$6.3	$—	$1,463.2

Operating income (loss)	$308.6	$45.8	$1.1	$(80.7)	$274.8
Net (gain) loss on dispositions	(2.6)	—	—	2.0	(0.6)
Depreciation	53.3	7.4	—	—	60.7
Amortization	44.5	7.5	—	—	52.0
Stock-based compensation	—	—	—	19.1	19.1
Adjusted OIBDA	$403.8	$60.7	$1.1	$(59.6)	$406.0

Adjusted OIBDA margin	37.2%	16.4%	17.5%	*	27.7%

	Nine Months Ended September 30, 2025
(in millions, except percentages)	Billboard	Transit	Other	Corporate	Consolidated
Revenues	$1,014.8	$296.4	$7.2	$—	$1,318.4

Operating income (loss)	$252.6	$(7.6)	$1.4	$(86.4)	$160.0
Restructuring charges	8.4	3.7	—	5.8	17.9
Net (gain) loss on dispositions	1.9	0.7	—	—	2.6
Depreciation	62.8	6.8	—	—	69.6
Amortization	47.0	5.1	—	—	52.1
Stock-based compensation	—	—	—	23.3	23.3
Adjusted OIBDA	$372.7	$8.7	$1.4	$(57.3)	$325.5

Adjusted OIBDA margin	36.7%	2.9%	19.4%	*	24.7%

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Net income attributable to OUTFRONT Media Inc.	$64.8	$51.3	$161.4	$50.2
Depreciation of billboard advertising structures	15.6	18.2	47.5	56.2
Amortization of real estate-related intangible assets	14.2	15.1	42.6	45.2
Amortization of direct lease acquisition costs	15.0	13.8	44.0	42.6
Net (gain) loss on disposition of real estate assets	(3.9)	1.4	(2.6)	2.6
Adjustment related to redeemable and non-redeemable noncontrolling interests	(0.1)	(0.1)	(0.3)	(0.2)
FFO attributable to OUTFRONT Media Inc.	$105.6	$99.7	$292.6	$196.6
Non-cash portion of income taxes	(0.2)	0.6	(1.1)	(0.1)
Amortization of direct lease acquisition costs	(15.0)	(13.8)	(44.0)	(42.6)
Maintenance capital expenditures	(7.3)	(6.1)	(19.9)	(19.4)
Restructuring charges(b)	—	0.3	—	20.1
Net loss on disposition of non-real estate assets	2.0	—	2.0	—
Other depreciation	4.4	4.2	13.2	13.4
Other amortization	3.6	2.5	9.4	6.9
Stock-based compensation	6.6	5.6	19.1	21.1
Non-cash effect of straight-line rent	1.3	2.5	5.9	6.0
Accretion expense	0.7	0.7	2.2	2.1
Amortization of deferred financing costs	1.3	1.4	4.0	4.4
Loss on extinguishment of debt	—	0.6	1.4	0.6
Adjustment related to redeemable and non-redeemable noncontrolling interests	(0.1)	(0.1)	(0.1)	(0.1)
Income tax effect of adjustments(c)	—	(0.1)	—	(0.8)
AFFO attributable to OUTFRONT Media Inc.(a)	$102.9	$98.0	$284.7	$208.2
Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2026	2025	2026	2025
Adjusted OIBDA	$145.3	$137.2	$406.0	$325.5
Interest expense, net, less amortization of deferred financing costs	(35.6)	(35.6)	(105.1)	(105.1)
Cash paid for income taxes	(1.5)	(0.6)	(3.7)	(2.0)
Maintenance capital expenditures	(7.3)	(6.1)	(19.9)	(19.4)
Equity in earnings of investee companies, net of tax	0.5	0.3	0.4	2.2
Non-cash effect of straight-line rent	1.3	2.5	5.9	6.0
Accretion expense	0.7	0.7	2.2	2.1
Adjustment related to redeemable and non-redeemable noncontrolling interests	(0.5)	(0.3)	(1.1)	(0.3)
Income tax effect of adjustments(c)	—	(0.1)	—	(0.8)
AFFO attributable to OUTFRONT Media Inc.(a)	$102.9	$98.0	$284.7	$208.2

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in millions, except percentages)	2026	2025	Change	2026	2025	Change
Operating expenses:
Billboard property lease	$117.9	$110.5	6.7%	$347.0	$331.5	4.7%
Transit franchise	64.8	60.1	7.8	190.9	180.9	5.5
Posting, maintenance and other	60.2	60.1	0.2	178.6	171.1	4.4
Total operating expenses	$242.9	$230.7	5.3	$716.5	$683.5	4.8

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(in millions, except percentages)	2026	2025	Change	2026	2025	Change
Billboard:
Billboard property lease	$117.9	$110.5	6.7%	$347.0	$331.5	4.7%
Billboard posting, maintenance and other	39.2	39.3	(0.3)	115.9	111.7	3.8
Billboard operating expenses	157.1	149.8	4.9	$462.9	$443.2	4.4
Billboard SG&A expenses	77.1	63.7	21.0	$219.3	$198.9	10.3

Transit:
Transit franchise	64.8	60.1	7.8	$190.9	$180.9	5.5
Transit posting, maintenance and other	19.3	18.9	2.1	57.6	53.7	7.3
Transit operating expenses	84.1	79.0	6.5	$248.5	$234.6	5.9
Transit SG&A expenses	22.3	17.7	26.0	$61.7	$53.1	16.2

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)Starting at the end of 2025, we modified our calculation of AFFO to include amortization of direct lease acquisition costs instead of the cash paid for direct lease acquisition costs, as management believes that this calculation of AFFO is a more appropriate measure of performance period-over-period and consistent with how we calculate FFO. Accordingly, relevant prior periods have been recast to conform to this presentation.
(b)In the three months ended September 30, 2025, Restructuring charges associated with a restructuring and reduction in force plan (the “Plan”) consisted of severance payments, employee benefits and related costs. In the nine months ended September 30, 2025, Restructuring charges associated with the Plan consisted of severance payments, employee benefits and related costs, and professional fees, and includes approximately $2.2 million in non-cash charges for stock-based compensation.
(c)Income tax effect related to Restructuring charges in 2025.

* Calculation not meaningful.